EXHIBIT 10 (e)

                         Letter dated January 7, 1999



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                                Law Offices
                      KATZ, KARACIC, HELMIN & ADDIS, P.C.

                                 Suite 3001
                           100 North LaSalle Street
                            Chicago, Illinois 60601
                                 (312) 236-4111
                             Fax (312) 236-6325



                                January 7, 1999



Mr. Ronald Grindstaff, President
Pacific Aero Manufacturing, Inc.
33850 United Avenue
Pueblo, Colorado 81001

     Re:  33850 United Avenue, Pueblo, Colorado
          Our File Number: 15447

Dear Mr. Grindstaff:

     This letter is to confirm our agreement to amend that certain Commercial Contract to Buy and Sell Real Estate dated June 1, 1998 by and between Pacific Aero Manufacturing, Inc. and Stevia Company, Inc. (The "Contract") as follows:

     1. The date of closing shall be January 29, 1999, or by mutual agreement at an earlier date. The hour and place of closing shall be determined by the mutual agreement of the parties.

     2. Section 1 of the Rider to the Contract shall be amended to indicate that the remaining proportion of the purchase price to be paid at closing will be $460,000, rather than $450,000.

     3. In addition to the $15,000 of earnest money delivered under the terms of the Contract, Buyer hereby agrees that the earnest money shall include the security deposit delivered to the Seller under the terms of that certain Lease Agreement dated September 1, 1993 by and between the Buyer and Seller.

     4. This amendment is contingent upon Buyer delivering an executed copy of this amendment and the increased rent payment as provided in Section 7 of the Rider to the above-referenced Agreement on or before January 11, 1998.

     5. In all other respects, the above-referenced contract shall remain in full force and effect.

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Mr. Ronald Grindstaff, President
January 7, 1999
Page 2

     If this extension meets with your approval, please so indicate by executing a copy of this letter and returning it to the undersigned at your earliest convenience, but in no event later than January 11, 1999.

                              Sincerely,

                              KATZ, KARACIC, HELMIN & ADDIS, P.C.

                              /s/ LAUANE C. ADDIS /s/
                             --------------------------------------------
                              Lauane C. Addis on behalf of Stevia
                              Company, Inc. and as Receiver

ACCEPTED:

Pacific Aero Manufacturing, Inc.


    /s/ RONALD GRINDSTAFF /s/
By: ------------------------------------
     Ronald Grindstaff, President

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